UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 4, 2014

Brekford Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52719	20-408662
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7020 Dorsey Road, Hanover, Maryland		21076
(Address of principal executive offices)		(Zip Code)

(443) 557-0200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2014, Brekford Corp. (the “Company”) entered into Promissory Note Extension Agreements (the “Agreements”) with C.B. Brechin and Scott Rutherford for the purpose of extending the maturity dates (the “Maturity Date”) of its $250,000 unsecured promissory note issued to Mr. Brechin and its $250,000 unsecured promissory note issued to Mr. Rutherford, both issued on November 9, 2009 (the “Promissory Notes”), until the earlier of (i) November 9, 2015 or (ii) the date that is 10 business days from the date on which the Company closes any equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000. Prior to the parties’ entry into the Agreements, the Maturity Date was the earlier of (a) November 9, 2014 or (b) the date that is 10 business days from the date on which the Company closes any equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000. As of September 30, 2014, the aggregate amount outstanding under the Promissory Notes was $500,000. The form of Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2014 as required by Item 601(b)(10) of Regulation S-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is included in Item 1.01 of this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORP.

Dated: November 10, 2014	By:	/s/ C.B. Brechin
C.B. Brechin
Chief Executive Officer and
Chief Financial Officer